UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ______)

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SI Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[SI Financial Group, Inc. Logo]

ERRATA SHEET

Please be advised that the list of owners of 5% of SI Financial Group, Inc.’s common stock on page 12 of the proxy statement, dated March 30, 2012, for the 2012 annual meeting of stockholders of SI Financial Group, Inc. omitted certain holders.  The corrected table is reproduced below:

Stock Ownership

The following table provides information as of March 14, 2012 with respect to persons and entities known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,047,159	(1)	9.9%

Savings Institute Bank & Trust Company Employee Stock Ownership Plan 803 Main Street Willimantic, Connecticut 06226	812,143	(2)	7.7%

Lawrence B. Seidman Seidman & Associates, L.L.C. Seidman Investment Partnership, L.P. Seidman Investment Partnership II, L.P. LSBK06-08, L.L.C. Broad Park Investors, L.L.C. CBPS, L.L.C. 2514 Multi-Strategy Fund, L.P. Veteri Place Corporation 100 Misty Lane, 1st Floor Parsippany, New Jersey 07054	621,504	(3)	5.9%

Paradigm Capital Management, Inc. Nine Elk Street Albany, New York 12207	556,212	(4)	5.3%

(1)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2012.
(2)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 9, 2012.
(3)
Based on a Schedule 13D filed with the Securities and Exchange Commission on June 29, 2011.  Mr. Seidman (i) as the manager of Seidman & Associates, L.L.C. (“SAL”) may be deemed the beneficial owner of the 172,300 shares of Company common stock owned by SAL, (ii) as the sole officer of Veteri Place Corporation (“Veteri”), the corporate general partner of each of Seidman Investment Partnership, L.P. (“SIP”) and Seidman Investment Partnership II, L.P. (“SIPII”), may be deemed the beneficial owner of the 132,200 shares of Company common stock owned by each of SIP and SIPII, (iii) as the sole officer of Veteri, the Trading Advisor of LSBK, may be deemed the beneficial owner of the 43,575 shares of Company Common Stock owned by LSBK, (iv) as the investment manager for each of Broad Park Investors, L.L.C. (“Broad Park”), CBPS, L.L.C. (“CBPS”) and 2514 Multi-Strategy Fund, L.P. (“2514 MSF”), may be deemed the beneficial owner of the 42,075 shares of Company common stock owned by Broad Park, the 43,375 shares of Company common stock owned by CBPS and the 22,675 shares of Company common stock owned by 2514 MSF and (v) may be deemed the beneficial owner of the 32,104 shares of Company common stock owned by his wife.  Accordingly, Mr. Seidman may be deemed the beneficial owner of an aggregate of 621,504 shares of Company common stock.

(4)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 13, 2012.